Exhibit 10.1

DYNTEK, INC.
2006 NONQUALIFIED STOCK OPTION PLAN

The 2006 STOCK OPTION PLAN (the “Plan”) is hereby established by Dyntek, Inc., a Delaware corporation (the “Company”), and adopted by its Board of Directors as of the 15th day of June, 2006.

ARTICLE 1

PURPOSES OF THE PLAN

Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers (to the extent qualifying under Article 3 hereof) upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company through the grant of nonqualified stock options and thereby have an interest in the success and increased value of the Company. Notwithstanding anything in this Plan to the contrary, all Option Agreements, as defined herein, must be structured to satisfy the exemption requirements applicable to nonqualified stock options regarding Section 409A of the Code, as defined herein, as set forth in any proposed, temporary or final regulations or other official guidance that is published by the Internal Revenue Service from time to time (the “Official Guidance”), as determined by the Company in its sole discretion. In the absence of an applicable exemption, all Option Agreements must be structured to satisfy the requirements of Section 409A of the Code and the Official Guidance.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1          “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2          “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively and any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of:  (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3          “Board” means the Board of Directors of the Company.

2.4          “Change in Control” means:

(a)           The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)           A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)           A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d)           The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e)           The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6          “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 6.1 hereof.

2.7          “Common Stock” means the Common Stock, par value $0.0001, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8          “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.9          “Effective Date” means the date on which the Plan was adopted by the Board, as set forth on the first page hereof.

2.10        “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.11        “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.12        “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)           If the Common Stock is then listed or admitted to trading on a Nasdaq market system, a stock exchange or over-the-counter market that reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system, principal stock exchange or over-the-counter market on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system, such exchange or over-the-counter market on the next preceding day on which a closing sale price is reported.

(b)           If the Common Stock is not then listed or admitted to trading on a Nasdaq market system, a stock exchange or over-the-counter market that reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on which the Common Stock is then listed on the date of valuation.

(c)           If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.13        “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.14        “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.15        “Option” means any option to purchase Common Stock granted pursuant to the Plan that is not an Incentive Option.

2.16        “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.17        “Optionee” means any Participant who holds an Option.

2.18        “Participant” means an individual or entity that holds an Option granted pursuant to the Plan.

2.19        “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

ARTICLE 3

ELIGIBILITY

Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Options under the Plan.

ARTICLE 4

PLAN SHARES

4.1          Shares Subject to the Plan. The number of shares of Common Stock that may be issued under the Plan shall be equal to 11,790,672 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

4.2          Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5

OPTIONS

5.1          Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option and the Exercise Price per share. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement.

5.2          Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, but in no event shall the Exercise Price of an Option be less than 100% of Fair Market Value of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3          Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d)  the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.4          Term and Termination of Options. The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

5.5          Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

5.6          Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution and during the life of the Optionee shall be exercisable only by such Optionee.

5.7          Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.8          Unvested Shares. The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock provided that the Company retains the right to repurchase, at the exercise price paid per share, any or all of those unvested shares if the Optionee’s service to the Company terminates before all the shares become vested. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

ARTICLE 6

ADMINISTRATION OF THE PLAN

6.1          Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

6.2          Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority:  (a) to determine the persons to whom, and the time or times at which Options shall be granted, the number of shares to be represented by each Option and the consideration to be received by the Company upon the exercise of such Options, (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement; (g) to accelerate the vesting of any Option,; (h) to extend the exercise date of any Option; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

6.3          Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 7

CHANGE IN CONTROL

7.1          Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a)           Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives, as defined in Section 7.1(b) below, are to be issued in exchange therefore, as provided in subsection (b) below.

(b)           Vesting of outstanding Options shall not accelerate if and to the extent that:  (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefore pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefore, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

(c)           If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefore pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Optionee’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

(d)           If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between:  (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e)           The Administrator shall have the discretion to provide in each Option Agreement other terms and conditions that relate to (i) vesting of such Option in the event of a

Change in Control, and (ii) assumption of such Options or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement, and may be different from and have precedence over the provisions set forth in Sections 7.1(a) - 7.1(d) above.

(f)            Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)           If outstanding Options will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 8

AMENDMENT AND TERMINATION OF THE PLAN

8.1          Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Options that give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

8.2          Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10) anniversary of the Effective Date and no Options may be granted under the Plan thereafter, but Option Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 9

TAX WITHHOLDING

9.1          Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 10

MISCELLANEOUS

10.1        Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.2        No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

10.3        Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

10.4        Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.